Exhibit 99.1
101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact: Domenick Cama
ISBC
(973) 924-5105
dcama@isbnj.com
Investors Bancorp Announces Acquisition of American Bancorp of New Jersey
SHORT HILLS, N.J. and BLOOMFIELD, N.J., Dec. 15/PRNewswire-FirstCall/ — (NASDAQ: ISBC) Investors Bancorp, Inc. and (NASDAQ: ABNJ) American Bancorp of New Jersey, Inc. jointly announced today the signing of a definitive agreement under which Investors Bancorp will acquire American Bancorp of New Jersey for $140 million in stock and cash, or $12.50 per share.
American Bancorp of New Jersey is a community bank with $622 million in assets, $448 million in deposits and five branches in Essex and Passaic Counties. The combined institution will have $7.7 billion in assets, $4.4 billion in deposits and 57 branches serving northern and central New Jersey. No branch consolidation is expected.
“We are delighted American Bancorp is joining Investors Bancorp as we combine two financially sound banks with conservative credit cultures and deep commitments to their customers, employees and the communities they serve,” said Kevin Cummings, President and CEO of Investors Bancorp. “This transaction will enhance and expand our presence in Essex and Passaic Counties and is consistent with our disciplined approach to capital management.”
Joseph Kliminski, CEO of American Bancorp of New Jersey commented, “The combination with Investors Bancorp will provide many benefits to our customers and is in the best interests of our shareholders because it creates a combined company with considerable franchise value and growth potential. American Bancorp’s customers will continue to receive the same, high degree of personal service to which they are accustomed while looking forward to even more convenience across northern and central New Jersey.”

Under the terms of the agreement, 70% of American Bancorp of New Jersey shares will be converted into Investors Bancorp common stock and the remaining 30% will be converted into cash. American Bancorp of New Jersey’s stockholders will have the option to elect to receive either 0.9218 shares of Investors Bancorp common stock or $12.50 in cash for each American Bancorp of New Jersey common share, subject to proration to ensure that in the aggregate 70% of the American Bancorp of New Jersey shares will be converted into stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. As a result, the shares of American Bancorp exchanged for Investors Bancorp stock will be transferred on a tax-free basis.
The purchase price represents an 11.0% premium to deposits, 14.1% premium to core deposits and 149% of tangible book value (all as of September 30, 2008). Investors Bancorp anticipates the transaction will be 4% accretive to its fiscal year 2010 GAAP earnings before acquisition transaction charges and 5% accretive to its fiscal year 2011 GAAP earnings. In addition, Investors Bancorp estimates the transaction will result in 4% dilution to estimated fully-converted tangible book value at closing, with recovery to the pre-closing amount within 18 months.
The transaction has been approved by the boards of directors of each company and is expected to close in the second calendar quarter of 2009, subject to customary closing conditions including regulatory approvals and approval by American Bancorp of New Jersey’s shareholders. After the transaction is completed, James H. Ward III, American Bancorp of New Jersey’s Vice Chairman, will join the board of directors of Investors Bancorp.
Citigroup Global Markets Inc. acted as financial advisor to Investors Bancorp, and Luse, Gorman, Pomerenk & Schick, P.C. acted as legal advisor. Keefe, Bruyette & Woods, Inc. acted as financial advisor to American Bancorp of New Jersey, and Silver Freedman & Taff, L.L.P. as legal advisor.
Conference Call
Investors Bancorp will hold a conference call regarding this announcement on Monday, December 15, at 1:00 p.m. eastern time. The call may be accessed by calling 877-238-4695 (access code 323729#); international callers may dial 719-785-5595 (access code 323729#). Callers are instructed to dial in ten minutes prior to the call start time. The investor presentation for this transaction can be accessed on Investors Bancorp’s website at www.isbnj.com. For a rebroadcast of the conference call, available between December 15 and December 22, dial 888-348-4629; international 719-884-8882, and enter access code 323729#.
About Investors Bancorp
Investors Bancorp, Inc. is the holding company for Investors Savings Bank (the “Bank”), a New Jersey chartered savings bank. Investors Savings Bank has been serving the banking needs of New Jersey families since 1926. With over $7.0 billion in assets and a network of 52 branches in 9 Garden State counties, the Bank delivers personalized and friendly service and products tailored to the needs of customers. The range of products includes mortgages, home equity loans and lines of credit, a variety of checking and savings accounts as well as CDs, which are available at competitive rates. The Bank is also providing financing and banking services to the commercial real estate community. Recently, the Bank expanded its commercial banking services by providing businesses with lines of credit and structured financing as well as sweep accounts and checking, deposit and escrow services. Commercial banking services are offered to professional service firms, middle market companies, industrial firms and other businesses.
About American Bancorp of New Jersey
American Bancorp of New Jersey, Inc. is a New Jersey corporation organized in May 2005 for the purpose of being the holding company for American Bank of New Jersey, a federally-chartered stock savings bank. American Bancorp maintains its headquarters and one full service bank branch in Bloomfield, New Jersey with four additional branch locations in Cedar Grove, Verona, Nutley and Clifton, New Jersey.
Forward-Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in Investors Bancorp’s SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which Investors Bancorp operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
Investors Bancorp wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. Investors Bancorp wishes to advise readers that the factors listed above could affect Investors Bancorp’s financial performance and could cause Investors Bancorp’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Investors Bancorp does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information
Investors Bancorp will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Investors Bancorp and American Bancorp at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by Investors Bancorp also can be obtained, when available and without charge, by directing a request to Investors Bancorp, Inc., Attention: Domenick Cama, EVP and Chief Operating Officer, 101 JFK Parkway, Short Hills, NJ 07078, (973) 924-5105, or to American Bancorp of New Jersey, Attention: Eric Heyer, SVP and Chief Financial Officer, 365 Broad Street, Bloomfield, New Jersey 07003, (973) 748-3600.
American Bancorp, Investors Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of American Bancorp in connection with the acquisition. Information about the directors and executive officers of American Bancorp and their ownership of American Bancorp common stock is set forth in American Bancorp’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at American Bancorp at the address in the preceding paragraph. Information about the directors and executive officers of Investors Bancorp is set forth in Investors Bancorp’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from Investors Bancorp at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.
Source: Investors Bancorp, Inc. (NASDAQ: ISBC)
Contact: Investors Bancorp, Domenick Cama, EVP and Chief Operating Officer, (973) 924-5105 or American Bancorp of New Jersey, Eric Heyer, SVP and Chief Financial Officer, (973) 748-3600.